Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information: Vince Grisell, 816-842-8181 investorrelations@inergyservices.com

Inergy Announces Executive Promotions and Organizational Changes

Kansas City, MO (September 27, 2012) – Inergy, L.P. (NYSE:NRGY) and Inergy Midstream, L.P. (NYSE:NRGM) today announced a series of promotions and organizational changes within the partnerships.

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R. Brooks Sherman, Jr., currently Executive Vice President and Chief Financial Officer, has been promoted to President of Inergy, L.P. Mr. Sherman joined Inergy in 2000 and has served as the Chief Financial Officer of Inergy since joining. In his new role, the Chief Financial Officer, General Counsel, and the Corporate Development team will report to Mr. Sherman, and he will work with Chairman and CEO John Sherman (no relation) in support of the midstream operating businesses.

“Brooks is an outstanding leader and has been instrumental in Inergy’s growth and development from our beginnings as a small propane operation, through our diversification into the midstream business, and our transformation into a pure play midstream MLP,” said John Sherman, Chairman and CEO of Inergy. “As Brooks takes on his new responsibilities, I look forward to working with him and the leadership team as we move to the next level.”

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Phillip L. Elbert has been named Executive Vice President – Strategy for Inergy. Mr. Elbert led Inergy’s propane business beginning in 2001 through its rapid growth, as the President of Inergy Propane, until the recent divestiture of the partnership’s retail propane operations. Mr. Elbert is a member of the Board of Directors of Inergy, L.P. and will work closely with John Sherman and Brooks Sherman on the strategic direction of the partnership.

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Michael J. Campbell, currently Vice President and Treasurer, has been promoted to Senior Vice President and Chief Financial Officer of Inergy. Mr. Campbell joined Inergy in 2003 and during his tenure has been responsible for the treasury, capital markets, and investor relations activities of the partnership, playing key roles in the prior initial public offerings of Inergy Holdings, L.P. and Inergy Midstream, L.P. in addition to other debt and equity capital raising activities. In his new role, Mr. Campbell will be responsible for overseeing all financial matters of Inergy.

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Kent M. Blackford, currently Vice President – Development, Planning, and Analysis, has been promoted to Vice President and Treasurer of Inergy. In addition to Mr. Blackford’s development, planning, and analysis duties, he will assume expanded responsibility for Inergy’s treasury, capital markets, and investor relations activities. Kent has been a valuable member of the Inergy team since 2004 focused on merger and acquisition analysis and partnership capital structure relative to the growth of Inergy.

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Michael D. Lenox, currently Vice President and Corporate Controller, has been promoted to Vice President and Chief Accounting Officer of Inergy. Mr. Lenox joined the partnership in 2007 as the Director of Financial reporting and has progressively added to his responsibilities at Inergy after spending over eight years with Ernst & Young. He will oversee Inergy’s accounting, financial reporting, and information technology functions.

“Mike Campbell has been a valuable member of our finance team for over nine years making significant contributions throughout his tenure,” said Brooks Sherman, President of Inergy, L.P. “Mike has built strong relationships both internally and externally which will serve Inergy well as we pursue our growth strategies. His leadership and experience will provide for a seamless transition as he assumes his new role as CFO. My congratulations also go to Kent Blackford and Mike Lenox on their well-deserved promotions. I look forward to the future continuing to work with Mike, Kent, and Mike along with the rest of our team.”

In the new structure, John Sherman will take responsibility for the following members of the midstream business leadership team.

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Ron Happach, Vice President – Commercial Operations, joined Inergy in 2005 and is responsible for the commercial operations and marketing of all of Inergy’s natural gas storage and pipeline transportation facilities. Mr. Happach has over 30 years of natural gas industry experience; and prior to joining Inergy, he held various positions of increasing responsibility with Kinder Morgan and Natural Gas Pipeline Company.

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Barry Cigich, Vice President – Engineering and Operations, joined Inergy in 2005 and is responsible for the physical operation and construction of Inergy’s natural gas storage and pipeline transportation facilities. Prior to joining Inergy, Mr. Cigich held various management positions with Kinder Morgan and has over 30 years experience in the natural gas industry.

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Mitchell Dascher, President of US Salt, joined Inergy in 2007 with the acquisition of US Salt and is responsible for all aspects of the US Salt operations. Before joining Inergy, Mr. Dascher was President of Southern Lime and held various leadership positions with US Salt’s parent company and Harris Chemical Group. Mr. Dascher has more than 20 years of experience in the minerals and inorganic chemicals industry.

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David Hooker, Vice President – Business Development, joined Inergy in 2012 and is responsible for the project management and business development activities of Inergy’s natural gas storage and transportation growth projects including the proposed Commonwealth Pipeline. David has over 25 years experience in the natural gas industry and held previous roles at Nicor, Aquila, and Market Hub Partners, LP.

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Bill Gautreaux, President – Inergy Services, joined Inergy in 1998 and has over 27 years of NGL industry experience. Bill is responsible for all aspects of Inergy’s NGL Supply & Logistics business activities. Prior to joining Inergy, Bill co-founded LPG Services Group, which was later merged into Dynegy, after beginning his career at Ferrellgas.

Carl Hughes, Senior Vice President – Business Development of Inergy, L.P., will be leaving the partnership. Mr. Hughes was an original investor and employee of Inergy’s predecessor when the company was founded. During his career at Inergy, Mr. Hughes was the lead originator of nearly all of the 84 retail propane acquisitions executed by Inergy, until the recent divestiture of the partnership’s retail propane operations. Mr. Hughes will serve as a strategic advisor to Inergy’s natural gas liquids supply and logistics group.

“Carl has been with Inergy since the beginning as one of our founders,” said John Sherman. “During his tenure, he has engineered an industry leading acquisition and consolidation strategy which propelled the partnership from a small regional propane operation in 1998 to what was ultimately the third largest retail propane marketer in the U.S. before the recent sale of our retail propane operations. We thank Carl for his significant contribution to our success.”

William R. Moler, Senior Vice President and Chief Operating Officer – Midstream Operations, will leave his position with Inergy effective October 5, 2012, to pursue other interests.

“Bill has been a valuable member of our management team since joining the partnership in 2004,” said John Sherman. “He has made a meaningful contribution to the growth of our midstream business, and we wish him well in his future endeavors.”

About Inergy, L.P. and Inergy Midstream, L.P.

Inergy, L.P., headquartered in Kansas City, Missouri, is a publicly traded master limited partnership. Inergy’s operations include a natural gas storage business in Texas and an NGL supply logistics and marketing business that serves customers in the United States and Canada. Through its general partner interest and majority equity ownership interest in Inergy Midstream, L.P. Inergy is also engaged in the development and operation of natural gas and NGL storage and transportation business in the Northeast region of the United States.

Corporate news, unit prices, and additional information about Inergy, including reports from the United States Securities and Exchange Commission, are available on the Company’s website, www.inergylp.com. For more information, contact Vince Grisell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

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